EXHIBIT 99.4

Unaudited Pro Forma Condensed Consolidated Financial Information

On October 1, 2013, Ballantyne Strong, Inc. (“the Company” or “Ballantyne”) acquired all of the issued and outstanding shares of the capital stock of Convergent Corporation (“Convergent”).  At the closing of the acquisition, Ballantyne paid a total of $17.4 million, adjusted for Convergent’s cash on hand in Canada and working capital variance from targeted working capital.

The unaudited pro forma condensed consolidated financial information is based on the historical consolidated financial information of Ballantyne and Convergent and has been prepared to present the impact of the acquisition.

The unaudited pro forma condensed consolidated financial information is provided for informational purposes only. The unaudited pro forma condensed consolidated financial information is not necessarily indicative of operating results that would have been achieved had the acquisition been completed as of January 1, 2012 and does not intend to project the future financial results of Ballantyne after the acquisition of Convergent. The unaudited pro forma condensed consolidated balance sheet does not purport to reflect what our financial condition would have been had the transaction closed on September 30, 2013 or for any future or historical period. The unaudited pro forma condensed consolidated statements of operations and balance sheet do not reflect the cost of any integration activities or benefits from the acquisition and synergies that may be derived.

Ballantyne’s fiscal year ends in December, while Convergent’s ends in March. The unaudited pro forma condensed consolidated balance sheet combines the interim unaudited consolidated balance sheet of Ballantyne and Convergent as of September 30, 2013. The full-year unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2012 combines the statement of operations of Ballantyne for the fiscal year ended December 31, 2012 with the statements of operations of Convergent for the full year ended December 31, 2012. The full-year unaudited condensed consolidated statement of operations for Convergent was determined by adding the unaudited statement of operations for the three months ended March 31, 2012 to the statement of operations for Convergent’s fiscal year ended March 31, 2013, and subtracting Convergent’s unaudited statement of operations for the three months ended March 31, 2013. The interim unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2013 combines the unaudited statement of operations of Ballantyne for the nine months ended September 30, 2013 and the unaudited statement of operations of Convergent for the nine months ended September 30, 2013.

This information should be read in conjunction with (i) the accompanying notes to the unaudited pro forma condensed consolidated financial information, (ii) Ballantyne’s Current Report on Form 8-K filed October 3, 2013, including the exhibits thereto, (iii) Audited financial statements of Ballantyne as of and for the year ended December 31, 2012, which are included in Ballantyne’s Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC, (iv) Unaudited interim financial statements of Ballantyne included in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013 as filed with the SEC, (v) Convergent’s audited financial statements as of March 31, 2013 and the year then ended, included as Exhibit 99.2 in this Current Report on Form 8-K/A, and (vi) Convergent’s unaudited interim financial statements for the six month periods ended September 30, 2013 and 2012 included in this Current Report on Form 8-K/A.

Ballantyne Strong, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Balance Sheet

September 30, 2013
(In thousands)

	Ballantyne Strong, Inc. September 30, 2013	Convergent Corporation September 30, 2013	Pro Forma Adjustments	Note Ref	Pro Forma Consolidated September 30, 2013

Assets
Current assets:
Cash and cash equivalents	$26,333	$358	$(588)	3(a), 3(i)	$26,103
Accounts receivable, net	12,404	3,046			15,450
Sales type lease receivable	-	1,918	(136)	3(b)	1,782
Inventories	13,885	4,127			18,012
Deposit on Convergent acquisition	17,424	-	(17,424)	3(e)	-
Other current assets	4,131	2,112	(806)	3(d), 3(h)	5,437
Total current assets	74,177	11,561	(18,954)		66,784
Property, plant and equipment, net of accumulated depreciation	10,149	4,467	462	3(c)	15,078
Note receivable	2,388	-			2,388
Goodwill	1,163	-	77	3(f)	1,240
Intangibles other than goodwill	635	909	258	3(g)	1,802
Sales type lease receivable	-	3,337	(101)	3(b)	3,236
Other assets	2,172	428	(263)	3(h)	2,337
Total assets	$90,684	$20,702	$(18,521)		$92,865
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,028	$1,045	$(485)	3(i)	$9,588
Accrued expenses	4,520	687			5,207
Income taxes payable	57	-			57
Customer deposits/deferred revenue	2,726	1,002	(174)	3(j)	3,554
Total current liabilities	16,331	2,734	(659)		18,406
Deferred revenue	3,081	172			3,253
Deferred income taxes	816	-			816
Payable to related party	-	11,459	(11,459)	3(k)	-
Other accrued expenses, net of current portion	1,821	-	-		1,821
Total liabilities	22,049	14,365	(12,118)		24,296
Commitments and contingencies
Stockholders’ equity:
Preferred stock	-	-	-		-
Common stock	167	1	(1)	3(l)	167
Additional paid-in capital	38,116	6,344	(6,344)	3(l)	38,116
Accumulated other comprehensive income	(241)	70	(70)	3(l)	(241)
Retained earnings (deficit)	48,832	(78)	12	3(l)	48,766
Stockholders’ equity before treasury stock	86,874	6,337	(6,403)		86,808
Less common shares in treasury, at cost	(18,239)	-			(18,239)
Total stockholders’ equity	68,635	6,337	(6,403)		68,569
Total liabilities and stockholders’ equity	$90,684	$20,702	$(18,521)		$92,865

See accompanying notes to pro forma condensed consolidated financial statements.

Ballantyne Strong, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Operations

Twelve Months Ended December 31, 2012

(In thousands, except per share data)

	Ballantyne Strong, Inc. Year Ended December 31, 2012	Convergent Corporation Twelve months Ended December 31, 2012	Pro Forma Adjustments	Note Ref	Pro Forma Consolidation Twelve Months Ended December 31, 2012

Net revenues	$169,084	$41,933	$621	3(m)	$211,638
Cost of revenues	146,490	29,728	6,198	3(m), 3(n)	182,416
Gross profit	22,594	12,205	(5,577)		29,222
Selling and administrative expenses:
Selling	4,467	-	2,745	3(o)	7,212
Administrative	11,456	13,221	(7,818)	3(n), 3(o), 3(q)	16,859
Depreciation and amortization	-	429	(429)	3(q)	-
Total selling and administrative expenses	15,923	13,650	(5,502)		24,071
Gain (loss) on the sale/disposal/transfer of assets	1,332	-			1,332
Income (loss) from operations	8,003	(1,445)	(75)		6,483
Interest, net		177			177
Equity income of joint venture	10	-			10
Other income, net	137	-			137
Income (loss) before income taxes	8,150	(1,268)	(75)		6,807
Income tax (expense)benefit	(2,608)	417	28	3(r)	(2,163)
Net earnings (loss)	$5,542	$(851)	$(47)		$4,644
Basic earnings per share	$0.39				$0.33
Diluted earnings per share	$0.39				$0.33

Weighted average shares outstanding
Basic	14,038				14,038
Diluted	14,115				14,115

See accompanying notes to pro forma condensed consolidated financial statements.

Ballantyne Strong, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Operations

Nine months Ended September 30, 2013

(In thousands, except per share data)

	Ballantyne Strong, Inc. Nine Months Ended September 30, 2013	Convergent Corporation Nine Months Ended September 30, 2013	Pro Forma Adjustments	Note Ref	Pro Forma Consolidation Nine Months Ended September 30, 2013
Net revenues	$70,865	$25,567	$466	3(m)	$96,898
Cost of revenues	58,934	19,349	2,803	3(m), 3(n)	81,086
Gross profit	11,931	6,218	(2,337)		15,812
Selling and administrative expenses:
Selling	2,586	-	1,094	3(o)	3,680
Administrative	7,478	7,310	(3,404)	3(n), 3(o), 3(p), 3(q)	11,384
Depreciation and amortization	-	422	(422)	3(q)	-
Total selling and administrative expenses	10,064	7,732	(2,732)		15,064
Gain (loss) on the sale/disposal/transfer of assets	7	1	-		8
Income (loss) from operations	1,874	(1,513)	395		756
Interest income,net	169	183			352
Equity income of joint venture	(117)	-	-		(117)
Other income, net	463	-	-		463
Income (loss) before income taxes	2,389	(1,330)	395		1,454
Income tax (expense) benefit	(502)	435	(144)	3(r)	(211)
Net earnings (loss)	$1,887	$(895)	$251		$1,243
Basic earnings per share	$0.13				$0.09
Diluted earnings per share	$0.13				$0.09

Weighted average shares outstanding:
Basic	13,995				13,995
Diluted	14,025				14,025

See accompanying notes to pro forma condensed consolidated financial statements.

Ballantyne Strong, Inc. and Subsidiaries

Notes to the Pro Forma Condensed Consolidated Financial Statements

(Unaudited)

1.	Basis of Presentation

The unaudited pro forma condensed consolidated financial information is based on the historical consolidated financial information of Ballantyne and Convergent. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2013 assumes Ballantyne’s acquisition of Convergent was completed on that date. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2012 and the nine months ended September 30, 2013 assume Ballanytne’s acquisition of Convergent was completed on January 1, 2012.

Pro forma adjustments reflected in the unaudited pro forma condensed consolidated balance sheet are based on items that are directly attributable to Ballantyne’s acquisition of Convergent and that are factually supportable. Pro forma adjustments reflected in the unaudited pro forma condensed consolidated statements of operations are based on items directly attributable to Ballantyne’s acquisition of Convergent, and that are factually supportable and expected to have a continuing impact on Ballantyne.

At this time, Ballantyne is in the early stages of performing detailed valuation analyses to determine the fair values of Convergent’s assets and liabilities. Accordingly, the unaudited pro forma condensed consolidated financial information includes a preliminary allocation of the purchase price based on assumptions and estimates that, while considered reasonable under the circumstances, are subject to change, which may be material. Upon completion of detailed valuation analyses, there may be additional increases or decreases to the recorded book values of Convergent’s assets and liabilities, including, but not limited to trademarks and other intangible assets that will give rise to future amounts of depreciation and amortization expense that are not reflected in the information contained in this unaudited pro forma condensed consolidated financial information. Accordingly, once the final purchase price has been determined and the purchase price allocation has been completed, actual results may differ materially from the information presented in this unaudited pro forma condensed consolidated financial information. Additionally, the unaudited pro forma condensed consolidated statements of operations do not reflect the cost of any integration activities or benefits from the acquisition and synergies that may be derived from any integration activities, both of which may have a material effect on the consolidated results of operations in periods following the completion of the acquisition.

Certain amounts in Convergent’s historical balance sheet and statement of operations have been reclassified to conform to Ballantyne’s presentation.

2.	Transaction Summary

The preliminary allocation of purchase price is based upon management’s best estimate of the fair values of identifiable assets and liabilities of Convergent at the date of acquisition.  The purchase price is subject to further adjustment until all pertinent information regarding the assets, liabilities and deferred taxes are fully evaluated by the Company and independent valuations are complete.  Any adjustment is likely to impact the recorded amount of goodwill. The estimated purchase consideration and preliminary estimate of related excess purchase consideration over book value of net assets acquired are as follows:

(thousands)
Total consideration	$17,424

Allocated to:
Historical net book value of Convergent	$16,953
Adjustments to recognize assets and liabilities at acquisition date preliminary estimated fair value, except deferred income taxes:
Sales type lease receivable	(237)
Deferred revenue	174
Identifiable intangibles at acquisition date	258
Property, plant and equipment	462
Deferred tax impact of preliminary valuation adjustments	(263)
Excess of consideration transferred over the net amount of assets and liabilities recognized (goodwill)	$77

3.	Pro Forma Adjustments

Adjustments to the pro forma condensed consolidated balance sheet resulting from the net consideration of $17,424 issued in the acquisition of Convergent are as follows:

All amounts are shown in thousands.

a)	Cash

Cash and cash equivalents were adjusted for $(103) in acquisition costs Ballantyne incurred after September 30, 2013, including legal, consulting, regulatory, filing and other fees directly related to the acquisition. The tax effect of the acquisition costs is included in the adjustment to deferred income taxes.

b)	Sales Type Lease Receivable

An adjustment of $(237) has been made to adjust Convergent’s sales type lease receivable to preliminary estimated fair value.

c)	Property and Equipment An adjustment of $462 has been made to record Convergent’s fixed assets to their preliminary estimated fair value of $4,929.

d)	Income Tax Receivable

An adjustment of $(843) has been made to remove the income tax receivable as all income tax related receivables and payables will remain with prior owner.

e)

Deposit on Convergent Acquisition

An adjustment of $(17,424) has been made to reflect the application of the deposit paid by Ballantyne on September 30, 2013 to the purchase price for Convergent at closing.

f)	Goodwill An adjustment of $77 has been made to record goodwill for Convergent to the preliminary estimated fair value, which is nondeductible for tax purposes.

g)	Intangibles Other than Goodwill

An adjustment of $(909) has been made to remove historical value and $1,167 to record intangibles for Convergent to their preliminary estimated fair value.

(thousands)	Fair Value	Estimated Useful Life
Software	$602	5 years
Non Compete	59	3 years
Tradename	296	5 years
Customer relationships	210	10 years
Total	$1,167	N/A

h)

Deferred Taxes

An adjustment of $37 has been recorded to record the tax effects of acquisition costs listed in Note 3(a).

An adjustment of $(263) has been made to record deferred tax assets on the adjusted value of property, equipment, software, tradenames, non-compete and customer relationships.

i)	Accounts Payable

An adjustment of $(485) has been recorded to reclassify Convergent’s outstanding checks from accounts payable to cash and cash equivalents, consistent with Ballantyne’s presentation.

j)	Deferred Revenue

An adjustment of $(174) was recorded to adjust Convergent’s deferred revenue to the fair value at the date of acquisition.

k)	Payable to Related Party An adjustment of $(11,459) has been recorded to reclassify Convergent borrowings from its former parent, Sony Corporation to equity.

l)

Stockholders’ Equity

A net adjustments of $66 was recorded as described above to record direct incremental acquisition expenses, depreciation and amortization, net of tax. Historical equity accounts of Convergent were eliminated as a result of the acquisition.

Adjustments to the pro forma condensed consolidated statements of operations are as follows:

m)

Revenue

For purposes of the pro forma condensed consolidated statements of operations for the year ended December 31, 2012 and for the nine months ended September 30, 2013, adjustments of $621 and $466, respectively have been made to reflect Convergent transactions with its former parent company, netted in Cost of Sales.

n)

Cost of Sales

Other expenses, such as warehouse and engineering, among others of $6,198 and $2,803 for the year ended December 31, 2012 and the nine months ended September 30, 2013, respectively have been reclassified from Convergent’s administrative expenses to cost of sales, consistent with Ballantyne’s presentation.

o)

Selling expense

For purposes of the pro forma condensed consolidated statements of operations for the year ended December 31, 2012 and for the nine months ended September 30, 2013, adjustments of $2,745 and $1,094, respectively have been made to reclassify Convergent’s selling expense out of administrative expenses, consistent with Ballantyne’s presentation.

p)

Administrative Expense

For purposes of the pro forma condensed consolidated statement of operations for the nine months ended September 30, 2013 an adjustment of $351 has been made to eliminate direct incremental costs of the acquisition expensed by Ballantyne since they do not represent ongoing costs of the combined entity.

q)	Depreciation and Amortization

Adjustments of $429 and $422 for the year ended December 31, 2012 and the nine months ended September 30, 2013, respectively have been made to reclassify Convergent’s historical depreciation and amortization to administrative expenses, consistent with Ballantyne’s presentation.

For purposes of the pro forma condensed consolidated statements of operations for the year ended December 31, 2012 and for the nine months ended September 30, 2013, adjustments have been made to give effect to Convergent’s depreciation on fixed assets and amortization of intangible assets acquired over their preliminary estimated useful lives.  The depreciation and amortization adjustments were $(75) and $(43) for the year ended December 31, 2012, and for the nine months ended September 30, 2013, respectively. Adjustments of $28 and $16 were recorded to adjust the deferred tax liabilities for the depreciation and amortization of property and equipment and intangible adjustments for the year ended December 31, 2012 and for the nine months ended September 30, 2013, respectively.

r)	Income Tax Expense

For purposes of the pro forma condensed consolidated statements of operations for the year ended December 31, 2012 and for the nine months ended September 30, 2013, net adjustments of $28 and $(144), respectively, have been made to record federal income tax benefits on the foregoing adjustments at Convergent’s effective rate for each period presented.

s)	Convergent historical financial statements

Convergent’s historical financial statements were prepared to conform with Ballantyne’s fiscal year as follows:

	Convergent Corporation Historical
(thousands)	Twelve Months Ended March 31, 2013 (A)	Three Months Ended March 31, 2012 (B)	Three Months Ended March 31, 2013 (C)	Twelve Months Ended December 31, 2012 (A+B-C)
Net revenues	$39,517	$14,439	$12,023	$41,933
Cost of revenues	29,209	9,555	9,036	29,728
Gross profit	10,308	4,884	2,987	12,205
Selling, general and administrative expenses:
Selling and administrative	11,550	3,804	2,133	13,221
Depreciation and amortization	484	86	141	429
Total selling, general and administrative expenses	12,034	3,890	2,274	13,650
Gain (loss) on the sale/disposal/transfer of assets	1	-	1	-
(Loss) income from operations	(1,725)	994	714	(1,445)
Interest income, net	192	31	46	177
(Loss) income before income taxes	(1,533)	1,025	760	(1,268)
Income tax benefit (expense)	504	(338)	(251)	417
Net (loss) earnings	$(1,029)	$687	$509	$(851)

	Convergent Corporation Historical
(thousands)	Twelve Months Ended March 31, 2013 (A)	Six Months Ended September 30, 2013 (B)	Nine Months Ended December 31, 2012 (C)	Nine Months Ended September 30, 2013 (A+B-C)
Net revenues	$39,517	$13,510	$27,460	$25,567
Cost of revenues	29,209	10,333	20,193	19,349
Gross profit	10,308	3,177	7,267	6,218
Selling, general and administrative expenses:
Selling and administrative	11,550	5,124	9,364	7,310
Depreciation and amortization	484	281	343	422
Total selling, general and administrative expenses	12,034	5,405	9,707	7,732
Gain on the sale/disposal/transfer of assets	1	-	-	1
Loss from operations	(1,725)	(2,228)	(2,440)	(1,513)
Interest income, net	192	136	145	183
Loss before income taxes	(1,533)	(2,092)	(2,295)	(1,330)
Income tax benefit	504	685	754	435
Net loss	$(1,029)	$(1,407)	$(1,541)	$(895)